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                                                                     EXHIBIT 8.1


             [AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P. LETTERHEAD]



                                February 7, 2002



El Paso Energy Partners, L.P.
El Paso Energy Partners Finance Corporation
1001 Louisiana Street, 30th Floor
Houston, Texas 77002

         Re: El Paso Energy Partners, L.P.
             El Paso Energy Partners Finance Corporation
             Registration Statement Form S-3 (Registration Nos. 333-81772 through 333-81772-20)

Ladies and Gentlemen:

         We have acted as counsel to El Paso Energy Partners, L.P., a Delaware limited partnership (the "PARTNERSHIP"), and El Paso Energy Partners Finance Corporation, a Delaware corporation (together with the Partnership, the "COMPANIES"), in connection with the registration, pursuant to a registration statement on Form S-3, as amended (the "REGISTRATION STATEMENT"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "ACT"), relating to the offering and sale (the "OFFERING") from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the "PROSPECTUS"), and one or more supplements to the Prospectus, of one or more classes or series of capital securities representing limited partnership interests of the Partnership (the "COMMON UNITS"), one or more series of debt securities (the "DEBT SECURITIES") of the Companies, and of the guarantees (the "GUARANTEES") of the guarantors (the "GUARANTORS") listed in the Registration Statement (collectively, the Common Units, the Debt Securities and the Guarantees are the "SECURITIES"), having an aggregate offering price not to exceed U.S. $1,000,000,000, on terms to be determined at the time of each offering. The Debt Securities will be issued under an indenture to be entered into by the Companies, the Guarantors and a trustee to be named therein. In
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El Paso Energy Partners, L.P.
El Paso Energy Partners Finance Corporation
February 7, 2002
Page 2


connection therewith, we have participated in the discussion set forth under the caption "Income Tax Considerations" (the "DISCUSSION") in the Registration Statement with respect to the Securities.

         The Discussion, subject to the qualifications stated therein, constitutes our opinion as to the material United Stated federal income tax consequences for purchasers of the Common Units pursuant to the Offering.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Discussion. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement.


                                 Very truly yours,

                                 /s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

                                 AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.